Exhibit 10.7

FIRST AMENDMENT TO
EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 17th day of April, 2018, by and between WYNN RESORTS, LIMITED (“Employer”) and CRAIG BILLINGS (“Employee”). Capitalized terms that are not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

RECITALS

WHEREAS, Employer and Employee have entered into that certain Employment Agreement, effective as of March 1, 2017 (the “Agreement”); and

WHEREAS, Employee is willing and Employer desires to modify certain terms and conditions to the Agreement as more fully set forth herein;

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in the Agreement, the parties hereto agree as follows:

1.Amendments.

a.    Employer and Employee hereby agree to amend Section 1(d) of the Agreement in its entirety to read as follows:

(d)    “Change of Control” means the occurrence, after the Effective Date, of any of the following events:

(i)    any "Person" or "Group" (as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder) is or becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of Wynn Resorts, Limited (“WRL”), or of any entity resulting from a merger or consolidation involving WRL, representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of WRL or such entity;

(ii)    the individuals who, as of the Effective Date, are members of WRL’s Board of Directors (the "Existing Directors") cease, for any reason, to constitute more than fifty percent (50%) of the number of authorized directors of WRL as determined in the manner prescribed in WRL’s Articles of Incorporation and Bylaws; provided, however, that if the election, or nomination for election, by WRL's stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(iii)    the consummation of (x) a merger, consolidation or reorganization to which WRL is a party, whether or not WRL is the Person surviving or resulting therefrom, or (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of Employer or WRL, in one transaction or a series of related transactions, to any Person other than WRL or an Affiliate, where any such transaction or series of related transactions as is referred to in clause (x) or clause (y) above in this subparagraph (iii) (singly or collectively, a "Transaction") does not otherwise result in a "Change in Control" pursuant to subparagraph (i) of this definition of "Change in Control"; provided, however, that no such Transaction shall constitute a "Change in Control" under this subparagraph (iii) if the Persons who were the members or stockholders of Employer or WRL immediately before the consummation of such Transaction are the Beneficial Owners, immediately following the consummation of such Transaction, of fifty percent (50%) or more of the combined voting power of the then outstanding membership interests or voting securities of the Person surviving or resulting from any merger, consolidation or reorganization referred to in clause (x) above in this subparagraph (iii) or the Person to whom the assets of Employer or WRL are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (iii), in substantially the same proportions in which such Beneficial Owners held membership interests or voting stock in Employer or WRL immediately before such Transaction.

b.    Employer and Employee hereby agree to amend Section 5 of the Agreement in its entirety to read as follows

5.    TERM. Unless sooner terminated as provided in this Agreement, the term of this Agreement (the “Term”) shall consist of four (4) years commencing on the Effective Date of this Agreement and terminating on the fourth Anniversary of the Effective Date at which time the terms of this Agreement shall expire and shall not apply to any continued employment of Employee by Employer, except for those obligations under Sections 9, 10, 11 and 21. Following the Term, unless the parties enter into a new written contract of employment, (a) any continued employment of Employee shall be at-will, (b) any or all of the other terms and conditions of Employee’s employment may be changed by Employer at its discretion, with or without notice, and (c) the employment relationship may be terminated at any time by either party, with or without cause or notice.

Concurrent with Employee’s resignation from Employer or upon the termination of Employee’s employment with Employer, Employee agrees to resign, and shall be deemed to have resigned, all other positions (including board of director memberships) that Employee may have held immediately prior to Employee’s resignation or termination.
c.    Employer and Employee hereby agree to amend Section 6(b)(ii) of the Agreement in its entirety to read as follows:

(ii)    In addition to the provisions set forth in Section 6(b)(i) above, in the event of a termination of this Agreement pursuant to Section 6(a)(v) or 6(a)(vi), prior to the final vesting date, a pro-rated portion of the stock awards granted to Employee pursuant to Section 7(d) below equal to the number of full calendar months elapsed between the grant date and the date of such termination of employment divided by the number of full calendar months between the grant date and the final vesting date shall vest, less those shares that have already vested or have been forfeited, and become payable within 30 days following such termination of employment.

d.    Employer and Employee hereby agree to amend Section 6(b)(iii) of the Agreement in its entirety to read as follows:

(iii)    In addition to the provisions set forth in Section 6(b)(i) above, in the event of a termination of this Agreement pursuant to Section 6(a)(vii), any unvested shares of restricted stock of Wynn Resorts, Limited granted to Employee pursuant to Section 7(d) below shall immediately vest upon the termination date.

e.    Employer and Employee hereby agree to amend Section 7(a) of the Agreement in its entirety to read as follows:

(a)    Base Salary. Employer hereby covenants and agrees to pay to Employee, and Employee hereby covenants and agrees to accept from Employer, a base salary at the rate of Eight Hundred Seventy-Five Thousand Dollars ($875,000.00) per annum, payable in such installments as shall be convenient to Employer (the “Base Salary”). Employee shall be subject to performance reviews and the Base Salary may be increased but not decreased as a result of any such review. Such Base Salary shall be exclusive of and in addition to any other benefits which Employer, in its sole discretion, may make available to Employee, including any discretionary bonus, profit sharing plan, pension plan, retirement plan, disability or life insurance plan, medical and/or hospitalization plan, or any and all other benefit plans which may be in effect during the Term.

f.    Employer and Employee hereby agree to amend Section 7(d) of the Agreement in its entirety to read as follows:

(d)    Equity Grant. Employee was granted 30,000 shares of restricted stock of Wynn Resorts, Limited common stock pursuant to the Wynn Resorts, Limited 2014 Omnibus Incentive Plan. Employee and Employer

entered into a separate restricted stock agreement, dated March 1, 2017, and amended on April 17, 2018, incorporating the terms and conditions of the grant, including the grant date, vesting schedule, and termination provisions.

Employee shall at the earliest possible time after the Effective Date of this Amendment be granted 25,000 shares of restricted stock of Wynn Resorts, Limited common stock pursuant to the Wynn Resorts, Limited 2014 Omnibus Incentive Plan. Employee and Employer will enter into a separate restricted stock agreement incorporating the terms and conditions of the grant, including the grant date, vesting schedule, and termination provisions.

2.    Effectiveness. The amendments set forth in Section 1 shall be effective as of March 1, 2018.

3.    Other Provisions of Agreement. The parties acknowledge that the Agreement is being modified only as stated herein, and agree that nothing else in the Agreement shall be affected by this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

WYNN RESORTS, LIMITED                EMPLOYEE

/s/ Matt Maddox                    /s/ Craig Billings
Matt Maddox, Chief Executive Officer        Craig Billings